UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Hicks Acquisition Company II, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	80-0611167 (I.R.S. Employer Identification No.)

100 Crescent Court, Suite 1200 Dallas, Texas (Address of principal executive offices)	75201 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒
Securities Act registration statement file number to which this form relates (if applicable): 333-167809
Securities to be registered pursuant to Section 12(g) of the Act:
Title of each class to be so registered
Units, each consisting of one share of Common Stock and one Warrant
Common Stock, par value $.0001 per share
Warrants to purchase Common Stock

Item 1.	Description of Registrant’s Securities to be Registered
     The securities to be registered hereby are the units, common stock and common stock purchase warrants of Hicks Acquisition Company II, Inc. (the “Company”). The description of the units, common stock and common stock purchase warrants contained under the heading “Description of Securities” in the Registration Statement on Form S-1 (File No. 333-167809), as amended (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus relating to the Registration Statement subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits
     The following exhibits have been filed as exhibits to the Registration Statement and are incorporated by reference herein:

Exhibit
No.	Description

3.1
Form of Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-167809), filed with the Securities and Exchange Commission on October 8, 2010).

3.2
Form of Amended and Restated By-laws (Incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-167809), filed with the Securities and Exchange Commission on August 4, 2010).

4.1
Specimen Unit Certificate (Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-167809), filed with the Securities and Exchange Commission on August 4, 2010).

4.2
Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-167809), filed with the Securities and Exchange Commission on August 4, 2010).

4.3
Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-167809), filed with the Securities and Exchange Commission on August 4, 2010).

4.4
Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 4.4 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-167809), filed with the Securities and Exchange Commission on October 8, 2010).

10.1
Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant, HH-HACII, L.P., Thomas O. Hicks, William A. Montgomery and William F. Quinn (Incorporated by reference to Exhibit 10.4 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-167809), filed with the Securities and Exchange Commission on October 8, 2010).

10.2
Form of Registration Rights Agreement among the Registrant (Incorporated by reference to Exhibit 10.6 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-167809), filed with the Securities and Exchange Commission on October 8, 2010).

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: October 8, 2010

HICKS ACQUISITION COMPANY II, INC.
By:	/s/ Robert M. Swartz
	Name:	Robert M. Swartz
	Title:	President and Chief Executive Officer